Exhibit 99.1

Tesco Corporation Reports Q1 2009 Results

For Immediate Release

Trading Symbol:

“TESO” on NASDAQ

May 5, 2009

Houston, Texas—Tesco Corporation (“TESCO” or the “Company”) today reported net income for the quarter ended March 31, 2009 of $4.4 million, or $0.12 per diluted share. This compares to net income of $12.0 million, or $0.31 per diluted share, for the fourth quarter of 2008, and net income of $10.7 million, or $0.29 per diluted share, for the first quarter of 2008. Operating income for the current quarter was negatively impacted by $1.6 million in severance and relocation fees, $2.2 million for the settlement of an outstanding lawsuit and $1.0 million for legal and other fees related to ongoing contingencies. We also recorded a one-time tax benefit of $1.6 million resulting from a change in the Canadian tax law. Without these items, net income would have been $6.7 million, or $0.17 per share.

Revenue was $110.2 million for the quarter ended March 31, 2009, compared to revenue of $139.4 million for the fourth quarter of 2008 and $129.4 million for the first quarter of 2008.

Summary of Results

(in millions of U.S. $, except per share amounts)

U.S. GAAP—Unaudited

	Quarter 1		Quarter 4
	2009	2008	2008
Revenues	$110.2	$129.4	$139.4

Operating Income	4.0	16.4	16.9

Net Income	4.4	10.7	12.0

EPS (diluted)	$0.12	$0.29	$0.31

Adjusted EBITDA* (as defined)	$15.1	$24.2	$28.7

*	See explanation of Non-GAAP measure below

Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “In light of the current economic environment, we are satisfied with our Q1 results. Revenue from our proprietary tubular business set another record last quarter and we reduced our net debt by $4.3 million. Our focus on CASING DRILLING™ costs is beginning to pay off. CASING DRILLING™ margins improved both sequentially and year over year. However, we had decreased revenues in all three of our operating segments. Drilling activity, particularly in North America, declined at a pronounced rate. We are taking strong action to control our costs and have reduced our global headcount by approximately 15% during the quarter, with almost all reductions occurring in North America. We will continue to aggressively manage all of our costs. Longer term, we believe the fundamentals driving the growth of our global business remain intact. This should give us the ability to maintain our core strengths and weather the current downturn while sustaining free cash flow.”

Segment Information

(in millions of U.S. $)

Unaudited

	Quarter 1		Quarter 4
	2009	2008	2008
Revenues:
Top Drives:
Sales	$28.7	$38.5	$43.1
Aftermarket Support	15.8	15.0	17.1
Rental	23.6	27.7	29.8

	68.1	81.2	90.0

Tubular Services*:
Conventional	9.6	23.6	16.8
Proprietary	27.4	18.2	26.2

	37.0	41.8	43.0

CASING DRILLINGTM*	5.1	6.4	6.4

Total Revenues	$110.2	$129.4	$139.4

Operating Income:
Top Drives	$16.0	$23.8	$26.1
Tubular Services	2.7	6.0	5.0
CASING DRILLINGTM	(1.4)	(2.6)	(3.4)
Research and Engineering	(2.6)	(2.8)	(2.9)
Corporate/Other	(10.7)	(8.0)	(7.9)

Total Operating Income	$4.0	$16.4	$16.9

*

Effective December 31, 2008, we began reporting our CASING DRILLINGTM operations as a distinct operating segment separate from our Tubular Services business and we have recast prior periods to be presented consistently with this structure.

Q1 2009 Financial and Operating Highlights

Top Drives Segment

•

Revenues from the Top Drive segment for Q1 2009 were $68.1 million, down 24% from revenues of $90.0 million in Q4 2008, primarily due to a decrease in Top Drive sales. Top Drive sales for Q1 2009 included 32 units (31 new units sold and 1 from the rental fleet). This compares to record number of 38 units (37 new units sold and 1 from the rental fleet) sold in Q4 2008 and 31 units sold in Q1 2008 (25 new and 6 from the rental fleet).

•

At March 31, 2009, Top Drive backlog was 35 units, with a total value of $34 million, versus 65 units at December 31, 2008, with a total value of $57 million. This compares to a backlog of 39 units at March 31, 2008 with a total value of $41 million.

•

Operating days for the Top Drive rental fleet decreased to 4,673 for Q1 2009 compared to 5,808 in Q4 2008 and 5,689 in Q1 2008, primarily due to a fall off of rental activity in North America directly resulting from the decline in rig count.

•

Our Top Drive operating margins were 23% in Q1 2009 compared to 29% in Q4 2008 and 29% in Q1 2008. The margin decrease compared to Q4 2008 is due to the sale of smaller Top Drive units during the current quarter, decreased rental activities, lower margins in our aftermarket business and severance costs of $0.4 million.

Tubular Services Segment

•

Revenues from the Tubular Services segment for Q1 2009 were $37.0 million, a decrease of $6.0 million from Q4 2008, primarily related to a decline in our conventional revenues, but partially offset by an increase in our proprietary revenues. Our conventional business is primarily conducted in North America and is directly tied to the rig count which has sharply declined over the past six months. We performed a record total of 562 proprietary casing running jobs in Q1 2009 compared to 540 in Q4 2008 and 460 in Q1 2008. We remain focused on converting the market to running casing with our proprietary CDS TM technology.

•

Operating Income in our Tubular Services segment for Q1 2009 was $2.7 million, compared to $5.0 million in Q4 2008 and $6.0 million in Q1 2008. Q1 2009’s operating income was unfavorably impacted by lower activity and pricing pressure in North America and severance costs of $0.2 million.

CASING DRILLINGTM Segment

•

CASING DRILLINGTM revenue in Q1 2009 was $5.1 million, compared to $6.4 million in Q4 2008 and $6.4 million in Q1 2008. The decrease in Q1 2009 compared to the Q4 and Q1 2008 was primarily due to lower revenue in Latin America.

•

Operating Loss in our CASING DRILLINGTM segment for Q1 2009 was $1.4 million, compared to $3.4 million in Q4 2008 and $2.6 million in Q1 2008. As a percentage of revenues, operating margin was a loss of 27% compared to a loss of 54% in Q4 2008 and a loss of 41% in Q1 2008. The improvement in our margins was due to strong efforts made by our CASING DRILLINGTM team to maximize operating synergies and reduce costs.

Other Segments and Expenses

•

Corporate costs for Q1 2009 were $10.7 million, compared to $7.9 million for Q4 2008 and $8.0 million in Q1 2008. This increase was primarily due to a litigation settlement of $2.2 million, $0.6 million in severance costs recorded in Q1 2009 and higher legal costs incurred during the quarter associated with patent litigation. Total Selling, General and Administrative costs in Q1 2009 were $13.6 million compared to $12.1 million in Q4 2008 and $13.4 million in Q1 2008, due to the litigation settlement and severance costs discussed above, partially offset by lower bonus accruals recorded in Q1 2009 compared to Q4 2008.

•	Research and Engineering costs for Q1 2009 of $2.6 million were down from $2.9 million in Q4 2008 and $2.8 million in Q1 2008. We plan to continue to invest in our proprietary technology through 2009.

•

Other Income and Expense, excluding net interest expense, for Q1 2009 totaled income of $0.2 million, compared to income of $1.4 million for Q4 2008 and expense of $1.6 million in Q1 2008. Other Income for Q1 2009 included $0.1 million of gains on foreign exchange valuations, while Other Income for Q4 2008 included a gain of $1.1 million related to foreign exchange valuations. Other Expense for Q1 2008 primarily consisted of $1.7 million in foreign exchange losses.

•

Our effective tax rate for Q1 2009 was a benefit of 21% compared to a provision of 31% in Q4 2008 and a provision of 22% in Q1 2008. During the first quarter of 2009, a new Canadian tax law was passed, and the effect was a one-time tax benefit of $1.6 million to the Company’s income tax expense. Excluding this one-time tax benefit, our effective tax rate was a provision of 24%.

Financial Condition

•

At March 31, 2009, cash and cash equivalents increased to $22.3 million from $20.6 million at December 31, 2008, while debt decreased during the same period by $2.7 million. Our net debt[1] of $24.6 million at March 31, 2009 represents a net debt to book capitalization of 6.4%[2]. Net debt was $29.0 million at December 31, 2008 and $71.7 million at March 31, 2008.

[1]	Net debt is calculated by subtracting cash and cash equivalents from the sum of long term debt plus the current portion of long term debt.
[2]	Net debt to book capitalization is calculated by dividing net debt by the sum of net debt plus shareholders’ equity.

•

Total capital expenditures were $5.2 million in Q1 2009, compared to $21.6 million in Q4 2008 and $20.1 million in Q1 2008. We project our total capital expenditures for 2009 to be approximately $20 to $30 million.

Conference Call

The Company will conduct a conference call to discuss its results for the first quarter of 2009 tomorrow (Wednesday, May 6, 2009) at 10:00 a.m. CDT. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 96967059. The conference call and all questions and answers will be recorded and made available until June 6, 2009. To listen to the recording call (800) 642-1687 or (706) 645-9291 and enter conference ID 96967059. The conference call will be webcast live as well as for on-demand listening at the Company’s web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas.

For further information please contact:

Julio Quintana (713) 359-7000

Bob Kayl (713) 359-7000

Tesco Corporation

Non-GAAP Measures - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 1		Quarter 4
	2009	2008	2008
Net Income	$4.4	$10.7	$12.0
Income Taxes	(0.7)	3.0	5.3
Depreciation and Amortization	9.3	7.8	8.7
Net Interest expense	0.5	1.1	1.0
Stock Compensation Expense-non-cash	1.6	1.6	1.7

Adjusted EBITDA	$15.1	$24.2	$28.7

Our management evaluates Company performance based on non-GAAP measures, of which a primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe EBITDA is useful to an investor in evaluating our operating performance because:

•

it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

•

it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

•

as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenues, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry), risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A – Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and “Part II, Item 1A – Risk Factors” in our quarterly report on Form 10-Q to be filed for the quarter ended March 31, 2009 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION

(Millions of U.S. Dollars, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended March 31,
	2009	2008
	(unaudited)
REVENUE	$110.2	$129.4

OPERATING EXPENSES
Cost of Sales and Services	90.0	96.8
Selling, General and Administrative	13.6	13.4
Research and Engineering	2.6	2.8

	106.2	113.0

OPERATING INCOME	4.0	16.4
Interest Expense, net	0.5	1.1
Other (Income) Expense, net	(0.2)	1.6

INCOME BEFORE INCOME TAXES	3.7	13.7
Income taxes	(0.7)	3.0

NET INCOME	$4.4	$10.7

Earnings per share:
Basic	$0.12	$0.29
Diluted	$0.12	$0.29
Weighted average number of shares:
Basic	37,516,582	36,845,888
Diluted	38,347,352	37,410,041

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Cash and Cash Equivalents	$22.3	$20.6
Accounts Receivable, net	78.1	97.7
Inventories	105.9	96.0
Other Current Assets	29.7	24.6

Current Assets	236.0	238.9
Property, Plant and Equipment, net	204.2	209.0
Goodwill	28.7	28.7
Other Assets	18.6	16.6

	$487.5	$493.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long Term Debt	$7.5	$10.2
Accounts Payable	33.6	38.9
Accrued and Other Current Liabilities	42.0	44.5

Current Liabilities	83.1	93.6
Long Term Debt	39.4	39.4
Deferred Income Taxes	7.7	8.2
Shareholders’ Equity	357.3	352.0

	$487.5	$493.2